Exhibit 10.1

THIS AGREEMENT made as of the 17 day of January, 2008

B E T W E E N:

COMMUNICATE.COM INC.,
a corporation incorporated under the laws of
the State of Nevada, U.S.A.

(hereinafter called the “Company”)

OF THE FIRST PART

- and –

CAMERON PAN
of the City of Vancouver, in the Province of British Columbia,
Canada

(hereinafter called the “Executive”)

OF THE SECOND PART

     WHEREAS the Company and the Executive entered into an agreement (the “Employment Agreement”) dated as of May 16, 2007 pursuant to which the Company has been employing the Executive as therein provided;

     AND WHEREAS the parties hereto wish to amend the Employment Agreement as herein set out;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the terms and conditions herein contained, the parties hereto covenant and agree with each other that the Employment Agreement be amended effective as of January 31, 2008 (the “Effective Date”) as follows:

1.      Sections 2, 3, 5 and 6 of the Employment Agreement and the definitions of “Benefits”, “Board”, “Business Day”, “Change of Control of the Company”, “Disability”, “Effective Date”, “Employment Period”, “Just Cause” and “Termination without Cause or Terminated without Cause” set out in Section 1 of the Employment Agreement, be deleted.

2.      (a)       As of the Effective Date, the Executive shall resign as the Chief Financial Officer and employee of the Company.

         (b)      Upon the resignation of the Executive as set forth in subsection 2(a) above, the Company will pay the Executive on February 1, 2008 the amount of $248,000, represented by $158,400 of severance allowance, $79,200 of accrued bonus and $10,400 for other benefits, less any amounts as are required by law to be withheld and deducted at source which shall be remitted by the Company to the requisite governmental authority or agency (the “Statutory Deductions”). In addition, the Company shall also pay to the Executive at the same time:

(i)	all outstanding vacation pay owing up to the Effective Date;

(ii)	any earned but unpaid salary owing up to the Effective Date, less the applicable Statutory Deductions; and

(iii)	any business expenses properly incurred by the Executive up to the Effective Date by way of reimbursement.

     (c) The obligation of the Company to make the payments to the Executive as provided in subsection 2(b) above is subject to the Executive having executed and delivered to the Company in its favour a full and final release of all claims of whatsoever nature existing as of the Effective Date with respect to his employment and the termination thereof as herein provided.

3.         For the period commencing on February 1, 2008 and continuing to and including April 30, 2008 (the “Term”), the Company shall pay the Executive and the Executive shall make himself available, as a consultant for a daily fee of $750 or as the case may be, acting reasonably, for an hourly rate of $120, to assist in the day to day operations of the Company, the transition of duties from the Executive to others that may be designated by the Company. The Executive shall report to the Chief Executive Officer of the Company and shall perform or fulfil his duties and responsibilities hereunder as such Chief Executive Officer may reasonably designate from time to time and as are reasonably consistent with the Executive’s new position and post employment plans. It is understood by the parties hereto that the Executive plans on being away March 15th to 31st, 2007 and that for that period his time commitment will be limited to responding in the most timely fashion possible, to emails only During the Term and thereafter should the Parties agree, the Executive hereby agrees to be retained by the Company as heretofore set out and shall faithfully, honestly and diligently serve the Company and use his best efforts to promote the interests of the Company. The Executive further agrees to be available to provide his services up to a maximum of 10 day per month during the Term with the exception of March 15th to 31st 2007 as mentioned above.

4.         Other than as provided herein, all of the terms and conditions of the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF this agreement has been executed by the parties hereto as of the day and year first above written.

COMMUNICATE.COM INC.

Per: /s/ C. Geoffrey Hampson
SIGNED, SEALED AND	)
DELIVERED in the	)	/s/ Cameron Pan
presence of:	)	______________________
	)	CAMERON PAN